Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment is entered into as of April 16, 2015 by and among FAIR ISAAC CORPORATION, a Delaware corporation (the “Borrower”), the Required Lenders (as defined in the Credit Agreement defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent (in such capacity, together with any successor thereto, the “Administrative Agent”).

The Borrower, the Administrative Agent, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), the Administrative Agent and certain other Persons are parties to an Amended and Restated Credit Agreement dated December 30, 2014, setting forth the terms on which the Lenders extended a revolving line of credit to the Borrower (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).

The Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement as provided herein.

ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

1. Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

2. Amendment. The definition of “Change of Control” is hereby amended by deleting it in its entirety and substituting the following in lieu therefor:

“Change of Control”: with respect to any Person, an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 30% or more of the Capital Stock of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person.

3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Required Lenders as follows:

(a) The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment, and to perform this Amendment and the Credit Agreement as amended hereby. This Amendment has been duly and validly executed and delivered to the Required Lenders and the Administrative Agent by the Borrower, and this Amendment and the Credit Agreement as amended hereby constitute the Borrower’s legal, valid and binding obligations enforceable in accordance with their terms.

(b) The execution, delivery and performance by the Borrower of this Amendment, and the performance of the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s certificate of incorporation or bylaws or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, (iii) result in a breach of or constitute a default under any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

(c) Each of the representations and warranties made by the Borrower in Section 4 of the Credit Agreement that does not contain a materiality or Material Adverse Effect qualification is true and correct in all material respects on and as of the date hereof, and each of the representations and warranties made by the Borrower in Section 4 of the Credit Agreement that contains a materiality or Material Adverse Effect qualification are true and correct on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

4. Condition. The amendment set forth in Section 2 shall be effective only if, on or before the date hereof, the Administrative Agent and the Required Lenders have received this Amendment, duly executed by the Borrower.

5. Miscellaneous. The Borrower shall pay all costs and expenses of the Administrative Agent and the Lenders, including attorneys’ fees, incurred in connection with this Amendment and any related documents. This document shall be deemed a “Loan Document,” as defined in the Credit Agreement. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Amendment, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page to this Amendment by facsimile or by email transmission shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment. This Amendment shall be governed by the substantive law of the State of New York.

Signature pages follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

FAIR ISAAC CORPORATION

By:	/s/ Mark R. Scadina
Name:	Mark R. Scadina
Title:	EVP & General Counsel

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arranger, Administration Agent, Issue Lender and a Lender

By:	/s/ R. James Hancock
Name:	R. James Hancock
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arranger, Syndication Agent and a Lender

By:	/s/ Mila Yakovlev
Name:	Mila Yakovlev
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

HSBC Bank USA, N.A., as a Lender

By:	/s/ Graeme Robertson
Name:	Graeme Robertson
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

Bank of America, N.A., as a Lender

By:	/s/ Aaron Marks
Name:	Aaron Marks
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement